EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Members

Linn Energy, LLC:

We consent to the use of our report dated May 12, 2005 with respect to the consolidated balance sheets of Linn Energy, LLC as of December 31, 2004 and 2003 and the related consolidated statements of operations, members’ capital, and cash flows for the year ended December 31, 2004 and for the period from March 14, 2003 (inception) to December 31, 2003, incorporated herein by reference.

/s/ KPMG, LLP

Pittsburgh, Pennsylvania
January 18, 2006